UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2020

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Units, $0 par	SPLP	New York Stock Exchange
6.0% Series A Preferred Units	SPLP-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02 (e)

On March 10, 2020, the Compensation Committee of the Board of Directors of Steel Partners Holdings GP Inc., the general partner of Steel Partners Holdings L.P. (the “Company”), approved the WebBank Long-Term Incentive Agreement, dated as of March 10, 2020, between WebFinancial Holding Corporation, a wholly-owned subsidiary of the Company and the indirect parent corporation of WebBank (“WFHC”), and Jack Howard (the “LTIP Agreement”). Mr. Howard serves as Executive Chairman of WebBank.

Pursuant to the LTIP Agreement, Mr. Howard will be entitled to an incentive award (the “Incentive Award”) of the greatest of the following:

i.
3.5% of the sum of net income of WebBank for each fiscal year from January 1, 2018 to December 31, 2020 (or for such shorter term ending (i) upon a separation of Mr. Howard’s service by the Company or WFHC without cause (as defined in the LTIP Agreement), (ii) upon Mr. Howard’s death or disability, or (iii) upon a change of control or related corporate transaction (as defined in the LTIP Agreement) (“Change of Control”));

ii.
in the event of an underwritten initial public offering in the United States (an “IPO”) prior to January 1, 2021 and subject to Mr. Howard’s continued service on the date thereof, 3.5% of the difference between the fair market value of WebBank’s outstanding common stock based on the IPO offering price and a base amount to be determined by the Board, adjusted for certain dividend payments and changes to capital; and

iii.
in the event of a Change of Control prior to January 1, 2021 and subject to Mr. Howard’s continued service on the date thereof, 3.5% of the difference between the fair market value of WebBank’s outstanding common stock based on the value of the consideration paid in the Change of Control and a base amount to be determined by the Board, adjusted for certain dividend payments and changes to capital.

The Incentive Award will be paid no later than 30 days following Mr. Howard’s separation of service, the consummation of the Change of Control or January 1, 2021, as applicable. Mr. Howard will not be entitled to an Incentive Award under clause (i) above for any fiscal year in which WebBank fails to achieve at least 80% of its budgeted net income, unless the board of directors of WFHC grants an exception. In the event of Mr. Howard’s voluntary separation of service or separation of service for cause (each as defined in the LTIP Agreement) prior to any payment of the Incentive Award, the Incentive Award and all rights thereto will immediately terminate and be forfeited.

The foregoing summary description of the LTIP Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the LTIP Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	WebBank Long-Term Incentive Agreement, dated as of March 10, 2020, between WebFinancial Holding Corporation and Jack Howard.

*	Management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 13, 2020	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ Douglas B. Woodworth
Douglas B. Woodworth
Chief Financial Officer